AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT

This Amendment Number Five to Credit Agreement (“Amendment”) is entered into as of October 19, 2011, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and MAGMA DESIGN AUTOMATION, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

A. Borrower, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of March 19, 2010 (as amended and modified, from time to time, the “Agreement”).

B. Borrower has requested that Agent and Lenders make certain amendments to the Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend and supplement the Agreement as follows:

1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2. AMENDMENTS.

(a) Schedule 1.1 of the Agreement is amended to include the following terms:

“Accelerated Reporting Period” means a period which shall (a) commence on an Accelerated Reporting Trigger Event and continue until the date on which (1) if the relevant Accelerated Reporting Trigger Event is caused by an Event of Default, such Event of Default no longer exists, or (2) the sum of Availability plus domestic Qualified Cash has been greater than or equal to $20,000,000 for a period of 90 consecutive days following the date of the Accelerated Reporting Trigger Event and no Event of Default is then continuing.

“Accelerated Reporting Trigger Event” means, as of any date, that (a) an Event of Default has occurred and is continuing as of such date or (b) the sum of Availability plus domestic Qualified Cash on such date is below $20,000,000.

“Fifth Amendment Effective Date” has the meaning specified therefor in that certain Amendment Number Five to Credit Agreement by and among Borrower, Agent and Lenders dated October 19, 2011.

(b) The following definition set forth in Schedule 1.1 of the Agreement is amended to read as follows:

“LIBOR Rate Margin” means 3.00 percentage points.

(c) Section 2.2 of the Agreement is amended to read as follows:

2.2 Term Loans.

(a) Term Loan A. Subject to the terms and conditions of this Agreement, on the Fourth Amendment Effective Date each Lender with a Term Loan A Commitment has agreed (severally, not jointly or jointly and severally) to continue the term loans (collectively, “Term Loan A”) to Borrower in an amount equal to such Lender’s Pro Rata Share of the Term Loan A Amount. The principal of Term Loan A shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
October 31, 2010	$562,500
January 31, 2011	$562,500
April 30, 2011	$562,500
July 31, 2011	$562,500
October 31, 2011	$375,000
January 31, 2012	$375,000
April 30, 2012	$375,000
July 31, 2012	$375,000
October 31, 2012	$375,000
January 31, 2013	$375,000
April 30, 2013	$375,000
July 31, 2013	$375,000
October 31, 2013	$375,000
January 31, 2014	$375,000
April 30, 2014	$375,000
July 31, 2014	$375,000

The outstanding unpaid principal balance and all accrued and unpaid interest on Term Loan A shall be due and payable on the earlier of (i) the Maturity Date and (ii) the date of the acceleration of Term Loan A in accordance with the terms hereof. Any principal amount of Term Loan A that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of Term Loan A shall constitute Obligations. Notwithstanding the foregoing, commencing on October 31, 2011, Borrower may make an applicable quarterly scheduled principal repayment with respect to Term Loan A in an amount not to exceed $562,500 without incurring the Applicable Partial Prepayment Premium set forth in Section 4(b) of the Fee Letter.

(b) Term Loan B. Subject to the terms and conditions of this Agreement, on the Fourth Amendment Effective Date each Lender with a Term Loan B Commitment agree (severally, not jointly or jointly and severally) to make the term loans (collectively, “Term Loan B”) to Borrower in an amount equal to such Lender’s Pro Rata Share of the Term Loan B Amount. The principal of Term Loan B shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
April 30, 2011	$375,000
July 31, 2011	$375,000
October 31, 2011	$250,000
January 31, 2012	$250,000
April 30, 2012	$250,000
July 31, 2012	$250,000
October 31, 2012	$250,000
January 31, 2013	$250,000
April 30, 2013	$250,000
July 31, 2013	$250,000
October 31, 2013	$250,000
January 31, 2014	$250,000
April 30, 2014	$250,000
July 31, 2014	$250,000

The outstanding unpaid principal balance and all accrued and unpaid interest on Term Loan B shall be due and payable on the earlier of (i) the Maturity Date and (ii) the date of the acceleration of Term Loan B in accordance with the terms hereof. Any principal amount of Term Loan B that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of Term Loan B shall constitute Obligations. Notwithstanding the foregoing, commencing on October 31, 2011, Borrower may make an applicable quarterly scheduled principal repayment with respect to Term Loan B in an amount not to exceed $375,000 without incurring the Applicable Partial Prepayment Premium set forth in Section 4(b) of the Fee Letter.

(d) Schedule 5.2 to the Agreement is amended and restated as set forth in Exhibit A attached hereto.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Agent and Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

4. NO DEFAULTS. Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.

5. CONDITIONS PRECEDENT. The effectiveness of this Amendment, which shall have retroactive effect from October 1, 2011 upon the Fifth Amendment Effective Date, is hereby conditioned upon receipt by Agent of (i) a fully executed copy of this Amendment from each party hereto and (ii) a fully executed copy of the attached Reaffirmation of General Continuing Guaranty (the first date on which all such conditions have been satisfied is referred hereto as, the “Fifth Amendment Effective Date”).

6. REAFFIRMATION. Borrower acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in the Security Agreement.

7. COSTS AND EXPENSES. Borrower shall pay to Agent and Lenders all of Agent’s and
Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
8. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this
Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

MAGMA DESIGN AUTOMATION, INC.,
a Delaware corporation

By:	/s/ Peter S. Teshima
Name:	Peter S. Teshima
Title:	CFO

Amendment Number Five to Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and Lender

By:	/s/ Daniel Morihiro
Name:	Daniel Morihiro
Title:	VP

Amendment Number Five to Credit Agreement and Consent

REAFFIRMATION OF GENERAL CONTINUING GUARANTY
Dated as of October 17, 2011

The undersigned (the “Guarantor”), has executed a General Continuing Guaranty, dated as of March 19, 2010 (the “Guaranty”), in favor of Wells Fargo Capital Finance, LLC (“Agent”), respecting the obligations of Magma Design Automation, Inc., a Delaware corporation (“Borrower”) pursuant to that certain Credit Agreement dated as of March 19, 2010 by and among Borrower, the Lenders signatory thereto and Agent, and other Loan Documents. Guarantor acknowledges the terms of the above Amendment and reaffirms and agrees that: (a) its Guaranty remains in full force and effect; (b) nothing in the Guaranty obligates Agent to notify the undersigned of any changes in the loans and financial accommodations made available to Borrower or to seek reaffirmation of the Guaranty; and (c) no requirement to so notify any of the undersigned or to seek reaffirmation in the future shall be implied by the execution of this reaffirmation.

GUARANTOR:	MAGMA SERVICES, INC., a Delaware corporation
By: /s/ Peter S. Teshima
Name: Peter S. Teshima
Title: CFO

EXHIBIT A

Schedule 5.2
Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

During an Accelerated Reporting Period, monthly (not later than the 15th day of each month)
(a) a report that (i) segregates trailing twelve months revenue into licenses revenue, maintenance revenue, and services revenue, and (ii) within licenses revenue, includes (A) sub-totals for perpetual and time-based licenses, and (B) further sub-totals for up-front, ratable, due and payable, and cash receipts revenue.

Quarterly (no later than 45 days following the end of each fiscal quarter)	(b) a Credit Amount Certificate, together with supporting schedules and documentation,
(c) a report that (i) segregates trailing twelve months revenue into licenses revenue, maintenance revenue, and services revenue, and (ii) within licenses revenue, includes (A) sub-totals for perpetual and time-based licenses, and (B) further sub-totals for up-front, ratable, due and payable, and cash receipts revenue,

(d) a backlog report delineating scheduled vs. unscheduled backlog, and segmented by estimated period of recognition, and
(e) a lost material customer report, with identified cause (if known) and trailing twelve months revenue contribution for each lost customer.
Upon request by Agent
Such other reports, including but not limited to a summary aging of the Borrower's Accounts, and a summary aging, by vendor, of Borrower's accounts payable, and any book overdrafts, and as to the Collateral or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request.

Exhibit A